Exhibit 10.33

*** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

SAIC FREDERICK Solicitation, Offer and Award

1.                    Maryland Sales and Use Tax Direct Pay Permit No. 3

2.                    Subcontract No.

23XS003

3.                    Solicitation No.

S03-003

4.                    ☐  Sealed Bid (IFB)

☒  Negotiated (RFP)

5.                    Date Issued

4/01/03

6.                    Requisition/Purchase No.

DD1069

7.                    Issued By:          Address Offer To:

SAIC-Frederick, Inc.
NCI-Frederick Cancer Research & Development Center
P.O. Box B
Attn:  Bldg. 244, Rm. 227, Miller Drive, Fort Detrick
Frederick, Maryland  21702-1201

8.                    Delivery Date:  Specified in resulting Delivery Orders

8A.          Place of Delivery:  N/A

8B.            ☐ FOB Destination                                                                                                          ☒ FOB Origin

NOTE:  In sealed bid solicitation “offer” and “offeror” mean “bid” and “bidder”.

SOLICITATION

9.                    To be timely sealed offers in original and        copies must be received at the room specified in Item 7 by        local time           .

Envelopes shall be marked to show solicitation number and time.                                                                       (hour)             (date)

10.              FOR INFORMATIONCALL:

A.                NAME   Jean LaPadula

B.                  Telephone No. (Include area code) (NO COLLECT CALLS)

(301) 644-2045

OFFER/SUBCONTRACT CONSISTS OF:

Part 1 - The Schedule

A.                Solicitation/Contract Form

B.                  Supplies or Services and Prices/Costs

C.                  Description/Specs./Statement of Work

D.                 Packaging and Marking

E.                   Inspection and Acceptance

F.                   Deliveries or Performance

H.                 Special Contract Requirements

Part II - Contract Clauses

I.                      Contract Clauses

Part III - List Of Documents, Exhibits and Other Attachments

J.                     List of Attachments

Part IV - Representations and Instructions

K.                 Representations, Certifications and Other Statements of Offerors

SCHEDULE

ITEM NO.	SUPPLIES/SERVICES	QTY.	UNIT	UNIT PRICE	AMOUNT
	SEE STATEMENT OF WORK IN SECTION C.				[…***…]

12.              In compliance with the above, if this offer is accepted within              calendar days (60 calendar days unless a different period is inserted by the offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item in accordance with the terms of the offer.  Note:  Sealed bids providing less than         calendar days for acceptance will be considered non-responsive and rejected.

	10 Calendar Days	20 Calendar Days	30 Calendar Days	Calendar Days
13. DISCOUNT FOR PROMPT PAYMENT (See Section D, Clause No. 52.232-8)	0%	0%	0%	0%

14.  ACKNOWLEDGMENT OF AMENDMENTS

The offeror acknowledges receipt of amendments to the solicitation for offerors and related documents numbered and dated:

AMENDMENT NO.	DATE	AMENDMENT NO.	DATE

15A.    Name and Address of Offeror

Vical, Inc.
10390 Pacific Centre Court
San Diego, CA  92121

15B.      Telephone No. (Include Area Code):   858-646-1100

15C.      ☐  Check if remittance address is different from above.  Enter such address in schedule.

16.              Name and Title of Person Authorized to Sign Offer (Type or print)

Vijay B. Samant
President and CEO

17.              Signature

/s/ Vijay B. Samant

18.              Offer Date April 4, 2003

AWARD (On this form or by other written notice)

19.              Accepted As To Items Numbered:

20.              IDIQ – Minimum obligation is […***…]

21.              Accounting Data:

22.              Submit Invoices to Address, Item 7, Attn.:  Accounts Payable (3 copies unless other specified)

23.  Name/Title of Person Authorized to Sign – SAIC

Dennis Dougherty

Manager, Research Contracts

24.  Signature of Person Authorized to Sign – SAIC

/s/ Dennis J. Dougherty

28.  Award Date

5/6/03

* CONFIDENTIAL
TREATMENT
REQUESTED

CONTRACT NO.
23XS003	SPECIAL PROVISIONS

PART I

SECTION A - SOLICITATION, OFFER AND AWARD FORM

TABLE OF CONTRACT CONTENTS

PART I
SECTION A - SOLICITATION, OFFER AND AWARD FORM
TABLE OF CONTRACT CONTENTS
SECTION B - SUPPLIES OR SERVICES AND PRICES/COST
SECTION C - DESCRIPTION/SPECIFICATION/STATEMENT OF WORK
SECTION D - PACKAGING AND SHIPMENT
SECTION E - INSPECTION AND ACCEPTANCE
SECTION F - DELIVERIES OR PERFORMANCE
SECTION G - CONTRACT ADMINISTRATION DATA
SECTION H - SPECIAL CONTRACT REQUIREMENTS
PART II
SECTION I – CONTRACT CLAUSES
PART III
SECTION J – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS
PART IV—REPRESENTATIONS AND INSTRUCTIONS
SECTION K–REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

SECTION B - SUPPLIES OR SERVICES AND PRICES/COST

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

A.                                   SAIC Frederick, Inc. (hereafter “SAIC” or “Government”) under its Operations and Technical Support (OTS) contract with the National Cancer Institute – Frederick (“NCI”) requests Vical, Inc. (“Contractor”) to produce DNA plasmids on a delivery order basis for the Vaccine Research Center (VRC).

B.                                     This is an Indefinite Delivery/Indefinite Quantity Contract for the supplies or services specified in Section C, Description/Specifications/Statement of Work.  The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.  Work shall proceed upon the issuance of a Delivery Order issued by the SAIC Contracting Officer.  The Delivery Order issued shall be on a fixed price basis.  Payment shall be made at the unit contract price(s) established for the initial period of performance and each option period specified in Article B.2.  The period of performance is for (1) year after date of award with four (4) additional one-year option years to be unilaterally exercised by the Government. The total duration of this contract shall be for five years if all option years are exercised.

C.                                     Independently, and not as an agent of the Government, the Contractor shall furnish services, qualified personnel, materials, equipment, and facilities, not otherwise provided by the Government under the terms of this Indefinite Delivery/Indefinite Quantity Contract, as needed to produce DNA plasmids, or to otherwise perform the Statement of Work (SOW) specified in Section C herein.

ARTICLE B.2. PRICES/COSTS

Delivery Orders will be placed utilizing the following pricing for each corresponding year of performance:

001 – 100-Liter Small-Scale Production

Description	Base Year	Option Year 1	Option Year 2	Option Year 3	Option Year 4
Price per week	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Note: The Contractor is responsible for vialing, labeling, and packaging of material produced with the 100-Liter manufacturing train. All vials […***…] will be filled up to a concentration of […***…] / mL and to a volume of […***…] unless otherwise specified in resulting Delivery Orders.  The maximum number of vials to be filled by the Contractor cannot exceed […***…] per two fermentation runs.

002 – 500-Liter Large-Scale Production

Description	Base Year	Option Year 1	Option Year 2	Option Year 3	Option Year 4
Price per week	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Note: The Contractor is not responsible for formulating, vialing, labeling, or packaging material produced with the 500-Liter manufacturing train.

* CONFIDENTIAL
TREATMENT
REQUESTED

003 – Preparation of Master Cell Bank

Description	Base Year	Option Year 1	Option Year 2	Option Year 3	Option Year 4
Price per Master Cell Bank	[…***…]	[…**…]	[...***…]	[…***…]	[…***…]

Note: Government is responsible for costs associated with the procurement of adventitious agent testing and DNA sequencing.

004 – Document Preparation and Shipping

Description	Base Year	Option Year 1	Option Year 2	Option Year 3	Option Year 4
Document preparation and shipping preparation per shipment.	[…***…]	[…**…]	[…**…]	[…**…]	[…**…]

005 – Stability Testing

Description	Base Year	Option Year 1	Option Year 2	Option Year 3	Option Year 4
Stability Testing per test	[…**…]	[…**…]	[…**…]	[…**…]	[…**…]

Note:                   The following costs are not included in the fixed prices listed in Line Items 001-005:

1.               Sequencing of new plasmids;

2.               Post-bulk expression testing;

3.               Adventitious agent testing of Master Cell Bank; and

4.               DNA sequencing of Master Cell Bank.

General Assumptions:

1.  Plasmid size is no larger than 10,000 base pairs

ARTICLE B.3.  ITEMS TO BE FURNISHED TO THE CONTRACTOR

A.                                   The Government will provide the Contractor with equipment consisting of a 500-Liter manufacturing train (Article G.3.B).  The equipment is Government property and shall be used for this project only and shall not be used subsequently by the Contractor for any for-profit or non-for-profit venture without explicit written permission of SAIC-Frederick, Inc.  Following the receipt of authorization to use the equipment, the Contractor may use the equipment for the approved dates for a fee (Note: fee is a percentage of purchase price calculated in accordance with FAR 52.245-9 (c)(i)).  The Government will evaluate in good faith specific requests made by Contractor for waiver of the rental fee on a case-by-case basis. The Government shall not unreasonably deny requests from the Contractor for commercial use of the equipment.

In addition to providing equipment, the Government will pay to install and validate the equipment in the Contractor’s facility.  Contractor is responsible for all costs related to facility improvements, including but not limited to upsizing utilities, and proper maintenance and repair of the equipment.  Contractor shall provide equipment maintenance records to the Government on an annual basis for all Government-

* CONFIDENTIAL
TREATMENT
REQUESTED

owned equipment.

At contract termination, the Government and the Contractor will mutually select and pay for an independent appraiser to appraise the current fair market value(1) of the equipment which appraisal shall assess only the fair market value of the equipment excluding the facilities and any facility improvements.  The government and Contractor will negotiate a fair and reasonable price for the equipment based on the appraised value.

B.                                     The Government shall provide the Contractor plasmids suitably developed (i.e. reasonably optimized for growth, plasmid yield and plasmid stability) for clinical trial production (as identified in resulting Delivery Orders).  All materials and products, provided by the Government shall be used for this project only and shall not be used subsequently by the Contractor for any for-profit or not-for-profit venture without explicit written permission of SAIC-Frederick, Inc.  Following contract completion, the DNA plasmids should be returned or disposed of as directed by the COTR.

C.                                     In the event items are not furnished by the date specified, the Delivery Order will be modified, as necessary, to accommodate the delay (FAR 52.242-17, Government Delay of Work, April 1984).

D.                                    The Contractor is responsible for the Contractor’s loss or damage of Government furnished equipment, tools and supplies.

(1)  Definition of fair market value: “The price a willing and knowledgeable buyer would pay to a willing and knowledgeable seller, both free from mistake or coercion, without regard to increases or decreases attributable to the project for which the property is being acquired.”  Source: GAO; "Principles of Federal Appropriations Law;" Second Addition; Volume IV; March 2001.

SECTION C - DESCRIPTION/SPECIFICATION/STATEMENT OF WORK

ARTICLE C.1.  STATEMENT OF WORK

A.                                    Background

The Vaccine Research Center (VRC) has an on-going need for DNA plasmids to support clinical trials of different vaccine products.  The purpose of this contract is to enable the VRC to quickly fulfill requirements for DNA plasmids through the issuance of Delivery Orders.

B.                                    Scope

The scope of this contract is the cGMP production of DNA plasmids for use in Phase I or Phase II human clinical trials for the specified disease targets (see below). Production of plasmids at the 100 liter scale shall include production, formulation in saline, vialing, labeling, packaging and storage of product.  Production of plasmids at the 500 liter scale shall include only the production of bulk product.

The Contractor shall manufacture DNA plasmids for the following disease targets for the base year and all option years:

[…***…]

The Contractor shall manufacture DNA plasmids for the following disease targets during the base year of this contract (written agreement from the Contractor is required for the manufacture of these plasmids for each option year):

[…***…]

C.                                    Tasks

The Contractor shall manufacture products as specified in resulting Delivery Orders.  The Contractor will develop and produce specified amounts (defined in resulting delivery orders) of clinical grade lots (cGMP) of DNA plasmids in suitable packaging and purity for clinical human vaccine trials.  In addition, the Contractor shall provide storage required for stability testing of the plasmids.  Stability testing shall be performed in accordance with cGMP guidelines and all of the relevant Points to Consider at the Contractor’s facility for a maximum of two (2) years following each production or at the first time point following last clinical use.

* CONFIDENTIAL
TREATMENT
REQUESTED

1.                                       The Contractor shall complete the following tasks to produce the specified vaccine products as directed by the COTR:

a.                    Where applicable, obtain starting materials from product inventor/supplier. Complete a material transfer agreement, if needed.

b.                   As applicable and as requested by the Government, prepare a Master Cell Bank including the preparation of approximately 50 glycerol stock tubes, to be stored in liquid nitrogen.  The Contractor will manage the administration of adventitious agent testing and DNA sequencing of the Master Cell Bank. Costs associated with the procurement of adventitious agent testing and DNA sequencing shall be borne by the Government.

c.                    Develop detailed production plan and timeline for manufacture of lots of candidate vaccine products.

d.                   Where applicable, purchase or otherwise acquire products and materials necessary for production of stated vaccine product.

e.                    Produce vaccine product in a form suitable for use in human clinical studies. These products shall be prepared under cGMP conditions (Article C.1.3).

f.                      Prepare vaccine product for shipment as specified in Article D.1.

g.                   The Contractor shall provide notification of all deviations, Out of Specifications (OOS), and failure investigations to the COTR (Article G.1.B) and Program Manager (Article G.1.C) within 5 business days.

2.                                       The Contractor shall provide the necessary facilities, equipment and resources including:

a.                             Provide facilities and equipment suitable for cGMP production of vaccine product.  All equipment and room identification must be traceable to batch records.

b.                            Maintain and operate controlled storage of samples at appropriate temperatures with appropriate monitoring for failure (Room temperature through -70°C. Liquid nitrogen storage may be required for some products.)

c.                             If necessary, receive, store and manipulate biohazardous materials (Biosafety Level 1 Containment) and maintain their viability in facilities, which provide aseptic and/or sterile conditions as appropriate.

d.                            If necessary, provide protective garments, equipment and sufficient monitoring to assure safe handling of potentially hazardous materials, employed by Contractor, for the safety and protection of workers.

e.                             Conduct work under the contract in accordance with all applicable and current Federal, state, and local laws, codes, ordinances and regulations, as well as all PHS Safety and Health provisions.

3.                                       Other than Potency Testing, the Contractor shall perform or manage as applicable the subcontracting of vaccine lot characterization tests.

At various steps during the manufacture of a vaccine the product must be characterized.  Prior to use of a vaccine in clinical studies the manufactured vaccine will need to undergo final lot release testing.  As described in the regulations for General Biological Product Standards (21 CFR 610) the following tests must be performed for each lot of vaccine.

a.                             Test for Potency.  A test for potency (21 CFR 610.10) will evaluate in an in vitro or in vivo test the specific ability of the vaccine to effect a given response, such as an immune response in mice, which should be supportive of the efficacy of the vaccine in humans.  In the case of DNA vaccines potency may be evidenced by the production of the pertinent antigen in a transfected cell line.  This test will be performed by and at the Vaccine Research Center, NIAID, NIH.

b.                            Test for General Safety.  The general safety test (21 CFR 610.11) must be performed in mice and guinea pigs on each lot of vaccine to detect extraneous toxic contaminants potentially introduced during manufacture.

c.                             Test for Sterility.  A test for sterility (21 CFR 610.12) must be performed as described in the regulations.

d.                            Test for Purity.  A test for purity (21 CFR 610.13) must be performed on each lot to ensure that the product is free from extraneous material except for that which is unavoidable due to the manufacturing process.  In addition, the test for purity includes an evaluation of residual ethanol and the presence of pyrogenic substances in the product as necessary.

e.                             Test for Identity.  The test for identity (21 CFR 601.14) is generally a physical or chemical test performed to establish the identity of the material in the final container.

f.                               Test for Quantity.  A measure of the amount of material present is imperative for calculating the dilution of the bulk material required for the final container fill.

g.                            For materials produced at the 100 liter scale, perform stability testing at 3, 6, 9, 12, 18 and 24 months post-fill, or at the first time point following last clinical use.  The Government shall inform Contractor of the specific stability tests (ex: gel electrophoresis, HPLC analysis for conformers, pH as appropriate) requested 60 days prior to initiation of such tests. Contractor will not be responsible for developing or administering expression / potency assays.

4.                                       Contractor shall provide the following information to the VRC to aid in applicable regulatory submissions for products produced under this contract:

a.                    IND/BMF cross-reference authorization

b.                   CMC documentation for finished product

c.                    Quality Assurance review / certificates of analysis

5.                                       Participate in discussions with the FDA during pre-IND and IND meetings.

6.                                       Meet with the COTR at periodic intervals, to be scheduled after contract award.

7.                                       Retain all records, samples, histopathological slides, etc. as indicated and as applicable under GLP and cGMP guidelines and make them available.

ARTICLE C.2.  DELIVERABLES

A.                                   The Contractor shall provide the following deliverables at each of the designated milestones:

Milestone	Deliverable	Delivery Date
1/4 of total processing weeks completed	A quality assurance document specifying the following:	One calendar month following achievement of milestone.
1) Results of wet cell weight assay from completed fermentations during period.
2) Results of crude yield estimate based on optical density from lysis completed during period.
3) Results of chromatography yield estimate based on optical density from chromatography completed during period.
4) Any final product completed during period.

1/2 of total processing weeks completed	A quality assurance document specifying the following:	One calendar month following achievement of milestone.
1) Results of wet cell weight assay from completed fermentations during period.
2) Results of crude yield estimate based on optical density from lysis completed during period.
3) Results of chromatography yield estimate based on optical density from chromatography completed during period.
4) Any final product completed during period.

3/4 of total processing weeks completed	A quality assurance document specifying the following:	One calendar month following achievement of milestone.
1) Results of wet cell weight assay from completed fermentations during period.
2) Results of crude yield estimate based on optical density from lysis completed during period.
3) Results of chromatography yield estimate based on optical density from chromatography completed during period.
4) Any final product completed during period.

Completion of all processing weeks	A quality assurance document specifying the following:	One calendar month following achievement of milestone.
1) Results of wet cell weight assay from completed fermentations during period.
2) Results of crude yield estimate based on optical density from lysis completed during period.
3) Results of chromatography yield estimate based on optical density from chromatography completed during period.
4) Any final product completed during period.

B.                                     The Contractor shall provide the following deliverables following completion of the final milestone:

•                  Clinical grade lots (cGMP) of DNA plasmids in suitable packaging and purity for clinical human vaccine trials in amount specified in Delivery Orders.

•                  IND/BMF cross-reference authorization

•                  CMC documentation for finished product

•                  Quality assurance review / certificates of analysis

•                  Certificate of conformance (see Attachment A for template)

ARTICLE C.3.  GUARANTEED MINIMUM AMOUNTS

A.           The Contractor shall deliver the following minimum quantity of bulk material for processing weeks purchased at either the 100-Liter or 500-Liter scale based on the table below:

Column A	Column B	Column C
Total Fermentation Yield (Sum of all grams of cell paste produced during fermentation runs)	Multiplication Factor	Minimum Quantity of Bulk Material (in milligrams) be Delivered by Contractor
[Determined upon completion of fermentations]	[…***…]	Column A * Column B

Example:

1)              Contractor completes two fermentation runs and produces […***…] grams of cell paste.

2)              Using the above table, multiply […***…] by […***…] = […***…].  Contractor will deliver a minimum of […***…] mg of bulk plasmid DNA.

B.                                     In addition, Contractor shall also perform a minimum of two fermentation runs per “block” of processing time purchased at the 100 liter scale, and a minimum of one fermentation run per “block” of processing time purchased at the 500 liter scale.  Contractor shall also achieve a minimum cell paste of […***…] grams per fermentor at the 100 liter scale, and […***…] grams of cell paste per fermentor at the 500 liter scale.

* CONFIDENTIAL
TREATMENT
REQUESTED

SECTION D - PACKAGING AND SHIPMENT

ARTICLE D.1.  PACKAGING AND SHIPMENT

Contractor shall prepare all materials for shipment in accordance with applicable International Air Transport Association (IATA) guidelines.

All deliverables shall be shipped F.O.B. – Origin

ARTICLE D.2.  RELEASE OF MATERIALS

The Contractor shall submit the Certificate of Analysis and other appropriate documentation to SAIC-Frederick, Inc. following completion of the production of plasmids.  The SAIC-Frederick, Inc. COTR will be responsible for review and acceptance of the documentation and materials.  Prior to release of any materials produced by Contractor, the Government shall review applicable batch records at the Contractor’s facility.  Upon acceptance of materials, the Government shall send written verification of its acceptance of materials.  Prior to final release of materials for shipment, the Government shall send written notification. The Contractor shall not release materials for shipment prior to receiving written authorization from the SAIC-Frederick, Inc. Contracting Officer.  Following approval, SAIC-Frederick, Inc. will coordinate and pay for the shipment of materials.

The Contractor shall store complete bulk and finished materials for a maximum of three months.

SECTION E - INSPECTION AND ACCEPTANCE

ARTICLE E.1.  INSPECTION AND ACCEPTANCE

A.                                   The acceptance criteria (i.e, expression test and pass/fail assays) for each plasmid shall be defined and documented in the Materials Ordering Form. The acceptance criteria for all materials shall be mutually agreed upon in writing prior to the issuance of the first Delivery Order.

B.                                     The Contracting Officer or a duly authorized representative will perform the evaluation of the research services and acceptance of deliverables provided.

C.                                     For the purpose of this Article, the SAIC Contracting Officer’s Technical Representative (COTR) is the authorized technical representative of the Contracting Officer, unless specified otherwise in an individual Delivery Order.

D.                                    This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

FAR Clause No.	Clause Title	Date
52.246-2	Inspection of Supplies – Fixed Price	Aug-1996

ARTICLE E.2. cGMP INSPECTION REQUIREMENTS

A.           Review of Material Production Records.  The Contractor shall have established procedures for regularly assessing a contract manufacturing facility’s compliance with the applicable product and establishment standards. This may include, but is not limited to, review of all batch records and manufacturing deviations and defects, and periodic audits.  Contract facilities engaged in the manufacture of a biological product are responsible for compliance with applicable provisions of the FD&C Act and will be subject to FDA inspection as provided for inspection 351(c) of the PHS Act and section 704(a) of the FD&C Act. The Contractor shall ensure that all owned and contract facilities are ready for inspection by SAIC-Frederick, Inc. and Government staff.  Upon 15 business days advance written notice, the Contractor shall permit appropriately skilled representatives of SAIC-Frederick, Inc. or the Government, at SAIC-Frederick, Inc.’s expense, to have access, as necessary, during the Contractor’s normal business hours to inspect Contractor’s records as may be reasonably necessary to verify that the product manufactured by the Contractor are in accordance with Good Manufacturing Practices (GMP) and conform to the specifications outlined in this contract

B.             Routine cGMP Audits.  Upon 60 days advance written notice from SAIC-Frederick, Inc. or Government staff (other than FDA personnel), and not more than once per calendar year, (other than for cause) the Contractor shall permit appropriately skilled representatives of SAIC-Frederick, Inc. or the Government, at SAIC-Frederick, Inc.’s expense, to have access during the Contractor’s normal business hours to inspect Contractor’s records and facilities as may be reasonably necessary to verify that the production facilities and Standard Operating Processes (SOPs) used by the Contractor are in accordance with Good Manufacturing Practices (GMP) and conform to the specifications outlined in this contract.

C.             SAIC-Frederick, Inc. and the Government shall treat all information subject to review under this Article E.2. in strict confidence and shall cause its consultants who review such information to be bound by confidentiality agreements. The Contractor shall provide written documentation to the SAIC-Frederick, Inc. COTR and Sponsor of any FDA citation of a deviation from cGMP to allow evaluation of its impact on the purity, potency, and safety of the product.

D.            Examples of documents available for audit include:

1.                                       Documents listing raw materials, vendors, lot numbers, vendors’ Certificate of Analysis, and internal release documentation (information required to trace starting materials to batch records)

2.                                       A transaction history of all filled product inventories detailing the quantity of starting material used; quantity produced, sampled, and rejected; and final quantity placed in inventory and all subsequent distributions.

3.                                       Environmental Monitoring (EM) data trends for production areas, including EM and personnel monitoring performed during aseptic operations.  Data required to trace equipment and room identification to batch records.

4.                                       Documentation demonstrating proper storage of process intermediaries and final product.

5.                                       Chain of custody documentation for receipt and QA release of material including full reconciliation of material from release forward.

6.                                       Batch Records

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1.  PERIOD OF PERFORMANCE

A.                                   The initial period of performance of this contract shall be for twelve (12) months from the date of contract award. The Contracting Officer may extend the period of performance by exercising one or more of the four priced twelve (12) months option years in accordance with paragraph B below.  The total duration of the contract shall not exceed five (5) years if all options are exercised.

B.                                     Execution of option years will be based upon actual Contractor performance.

                                                FAR 52.217-9 Option to Extend the Term of the Contract (Mar 1989)

The Government may extend the term of this contract by written notice to the Contractor within thirty (30) days provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least sixty (60) days before the contract expires.  The preliminary notice does not commit the Government to an extension.

If the Government exercises this option, the extended contract shall be considered to include this option provision.

The total duration of this contract, including the exercise of any options under this clause, shall not exceed 60 months.

C.                                     If SAIC Frederick exercises its option(s) pursuant to Article F.1, paragraph B, the period of performance will be increased as listed below:

Option Year Number	Period of Performance

Option 1:	Twelve (12 months)

Option 2:	Twelve (12 months)

Option 3:	Twelve (12 months)

Option 4:	Twelve (12 months)

ARTICLE F.2.  PLACE OF PERFORMANCE

The principle place of performance shall be at the Contractor’s facility.

ARTICLE F.3. GOVERNMENT DELAY OF WORK

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

FAR Clause No.	Clause Title	Date
52.242-17	Government Delay of Work	Apr-1984

ARTICLE F.4.  INDEFINITE DELIVERY/INDEFINITE QUANTITY CONTRACT (IDIQ)

A.                                   This is an indefinite delivery/indefinite quantity contract for the supplies or services specified and effective for the period stated in the Schedule and any option periods. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract. Work shall proceed upon the issuance of a Delivery Order issued by the SAIC Contracting Officer.  Payment shall be made at the unit contract price(s) established in Article B.2.

B.                                     Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the contract as the “maximum.” The Government shall order at least the quantity of supplies or services designated in the Schedule as the “minimum.”

C.                                     Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue Delivery Orders requiring delivery to multiple destinations.

D.                                    Any Delivery Order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the Delivery Order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that Order to the same extent as if the Order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after 90 days beyond the ordering period.

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.  CONTRACT REPRESENTATIVES

A.                                   The following individual is designated as SAIC-Frederick’s Contracting Officer and is authorized to conduct business, negotiate award and modifications.

Mr. Dennis Dougherty

SAIC-Frederick, Inc.

NCI-FCRDC, P.O. Box B, Building 244

Frederick, Maryland 21702—1201

Phone:  301-846-1087

Fax:      301-846-5414

E-mail:  ddougherty@mail.ncifcrf.gov

B.                                     The following individual is designated as SAIC-Frederick’s Contracting Officer’s Technical Representative (COTR) and is authorized to provide technical guidance and otherwise represent the Government as stated herein:

Dr. John W. Madsen

Vaccine Clinical Materials Program

SAIC-Frederick, Inc.

NCI Frederick

92 Thomas Johnson Drive, Suite 250

Frederick, MD  21702-1201

Phone:  301-644-2089

Fax:      301-694-9467

E-mail: madsenj@ncifcrf.gov

1.                                       The Contracting Officer’s Technical Representative is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

2.                                       The Contracting Officer is the only person with the authority to act as an agent of the Government under this contract.  Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

C.                                     The following individual is designated as the VRC Project Manager (PM) and is authorized to provide technical guidance:

Dr. Phillip Gomez

Vaccine Research Center

NIAID/NIH

Building 40, Room 5502

Bethesda, MD  20892

Phone: 301-594-8485

Fax: 301-480-2788

Email: pgomez@mail.nih.gov

D.                                    The following individual has been designated as SAIC’s-Frederick’s Contract Specialist for purposes of administering, processing and handling contractual documentation:

Ms. Annette Bishop

SAIC Frederick

NCI-FCRDC, P.O. Box B

Frederick, Maryland 21702—1201

Phone:           301-644-2039

Fax: 301-644-2027

E-mail: abishop@mail.ncifcrf.gov

E.                                      The following individuals are representatives designated by Vical, Incorporated:

(1)	For contractual items:
	Name:	Seth Goldblum
	Title:	Exec. Director, Corporate Development
	Phone:	(858) 646-1135
	Fax:	(858) 646-1150
	Address:	10390 Pacific Center Court
San Diego, CA 92121
	E-mail:	sgoldblum@vical.com

(2)	For technical items:
	Name:	Kevin Bracken
	Title:	Vice President, Manufacturing
	Phone:	(858) 646-1302
	Fax:	(858) 646-1150
	Address:	10390 Pacific Center Court
San Diego, CA 92121
	E-mail:	kbracken@vical.com

ARTICLE G.2.  INVOICE SUBMISSION

A.                                   Invoices shall be prepared and submitted as follows:

1.  An original to the following designated payment office:

NCI-Frederick Cancer Research & Development Center

SAIC Frederick

Accounts Payable Department, Building 244

P. O. Box B - West 7th Street

Frederick, Maryland   21702-1201

2.  A copy of the invoice should be sent via mail or facsimile to Annette Bishop (see Article G.1.D)

B.                                     Inquiries regarding payment of invoices should be directed to the attention of Annette Bishop (see Article G.1.D).

C.                                     An invoice is a written request for payment under the contract for items delivered, services rendered, or milestones achieved.  In order to be proper, an invoice must include, as applicable, the following:

(1)                                  Invoice date (note:  date of Contractor’s invoice shall not be earlier than delivery/service date

(2)                                  Contractor’s name

(3)                                  Contract number (including Delivery Order number, if applicable)

(4)                                  Description of items or services, quantity, contract unit of measure, contract unit price, and extended total

(5)                                  Payment terms and any trade discounts or allowances

(6)                                  Wiring instructions for which the payment is to be made; and

(7)                                  Name, title, phone number, and mailing address of person to be notified in event of a defective invoice.

E.                                      The Contractor may invoice SAIC-Frederick, Inc. following the successful completion of milestones listed in Article C.2.  The completion of the last milestone is defined as the earlier of shipment or 60 days following completion of vialing (100-Liter scale), or bulk material (500-Liter scale).  The Contractor may invoice for master cell bank preparation, document preparation and shipping preparation, and stability testing after services are provided.

F.                                      SAIC shall pay the Contractor, upon the submission of proper invoices or vouchers, the prices stipulated in this contract for products/services rendered and accepted, less any deductions provided in this contract.

G.                                     A proper invoice will be deemed to have been received, when it is received by the office designated in the contract, or Delivery Order issued hereunder, for receipts of invoices and acceptance of the items delivered or services rendered has occurred.

H.                                    Payment shall be considered made on the date on which a check for such payment is dated.  If the Contractor opts to receive electronic funds transfer (EFT), payment shall be considered made on the date of the transfer.

ARTICLE G.3   GOVERNMENT PROPERTY

A.                                   The parties agree that no non-expendable property or equipment will be acquired or furnished under this contract, unless prior written authorization is obtained from the Contracting Officer.

B.                                     The following equipment/documentation will be provided by the Government:

[…***…]

ARTICLE G.4.  ORDERING

A.                                 Any services to be furnished under this contract shall be ordered by the issuance of a Delivery Order (See Attachment C for example) by the SAIC-Frederick, Inc. Contracting Officer.  Such Delivery Orders may be issued commencing with the date of the contract award through the contract expiration date (ordering period).  Prior to the placement of a Delivery Order, the Contractor shall provide detailed comparison data that will demonstrate to the Government the suitability of the 500-L process given

* CONFIDENTIAL
TREATMENT
REQUESTED

previous 100-L performance.

B.                                     All Delivery Orders are subject to the terms and conditions of this contract.  In the event of conflict between a delivery order and this contract, the contract shall control.

C.                                     The Government shall place Delivery Orders a minimum of six (6) months in advance of the anticipated manufacturing start date.  Delivery Orders may be issued via facsimile, email, or the mail by the SAIC-Frederick, Inc. Contracting Officer.  If mailed, a Delivery Order is considered “issued” when SAIC deposits the order in the mail.  The Contractor will notify the Contract Administrator (See ARTICLE G.1.D.) within 10 business days that the Order has been received and work shall begin in accordance with the order.

D.                                    The Government shall submit rolling utilization forecasts (see Attachment E for example) to the Contractor a minimum of one year in advance of the anticipated manufacturing start date.  The utilization forecast shall project all weeks of processing time requested for each manufacturing campaign that is anticipated to start during the one year utilization forecast period. The rolling forecast will be provided monthly throughout the term of this Agreement and will show production demand on a weekly basis for the next twelve months. The first rolling forecast is due upon award of this contract.

E.                                      Nine months prior to the anticipated start date of work requiring the 500-Liter manufacturing train, the Government shall issue a Reservation Order (see Attachment B for example) reserving the necessary manufacturing weeks.  The Reservation Order will have a fixed dollar amount equivalent to […***…] of the price of the reserved manufacturing weeks (in accordance with Article B.2).  In the event that the Government does not issue a Delivery Order for the time which the reservation fee has been committed, the Government will pay the Contractor the Reservation Fee.  The reservation fee will be waived if a corresponding Delivery Order is issued.

F.                                      If the Government Terminates for Convenience (FAR 52.249-2), the Contractor is released from its obligations under the Delivery Order to find other customers to fill the abandoned production spot.  The Contractor shall make good-faith efforts to fill all abandoned weeks with another party.  The Contractor may submit a termination settlement proposal to the government. If a third party is found to fill the production time, the amounts received by Contractor for these services shall off-set equal amounts claimed by Contractor in the termination settlement proposal.

G.                                     Modification to an Order may only be made/issued by the SAIC Contracting Officer.

ARTICLE G.5.  GOVERNMENT ORDER PLACEMENT – EVENT TIMELINE

1.                                       Twelve to nine months prior to anticipated work start date – Government notifies Contractor of its intention to utilize equipment based on rolling utilization forecasts that are submitted on a monthly basis.

2.                                       Nine to six months prior to anticipated work start date – Government continues to notify Contractor of its intention to utilize equipment based on rolling utilization forecasts that are submitted on a monthly

* CONFIDENTIAL
TREATMENT
REQUESTED

basis for the upcoming twelve months. Nine months prior to the commencement of work at the 500-L scale, the Government shall issue a Reservation Order (see Article G.4.E.).

3.                                       Six to zero months prior to anticipated work start date – Government continues to notify Contractor of its intention to utilize equipment based on rolling utilization forecasts that are submitted on a monthly basis.  Delivery Orders for equipment usage at the 500 liter scale must be issued a minimum of six months prior to work start date.

4.                                       No later than 90 days before work is scheduled to begin, the Government shall also complete and send via FAX and mail a Materials Ordering Form (see Attachment F for example) which shall include material acceptance criteria to the Contractor representative specified in Article G.E.2.

ARTICLE G.6.  ORDER LIMITATIONS

A.                                   General Order Limitations.  The Contractor is not obligated to honor any Delivery Orders which:

1.               fall outside the scope of work as described in Article C.1.B; or

2.               require the manufacture of Select Agents for which the Contractor does not hold Select Agent Registration.

3.               require the use of the 500-L prior to July 1, 2004.

B.                                     Minimum order. The Contractor is not obligated to honor any single Delivery Order:

1.               not requiring Government equipment as specified under Article G.3.B; or

2.               requiring less than […***…] continuous weeks processing time.

C.                                     Maximum order.  The Contractor is not obligated to honor:

1.               any single Delivery Order requiring greater than […***…] weeks processing time; or

2.               a series of Delivery Orders,  when combined, exceed […***…] weeks of processing time within any one period of 12 consecutive months.

3.               Delivery Orders causing overlapping processing time in the same equipment utilized by an existing Government Delivery Order.

ARTICLE G.7.  MINIMUM AND MAXIMUM CONTRACT QUANTITIES

The Government shall purchase a minimum of […***…] weeks of manufacturing processing at the 500 liter scale per year (including exercised option years) of this contract and a maximum of […***…] weeks of manufacturing processing at the 500 liter scale per year for each year of this contract.  The Government shall not be liable for purchasing the minimum quantity order in the event orders are refused because of facility/equipment delays experienced by the Contractor.

The Parties agree that the minimum and maximum contract quantities will not be in effect during the performance of the contract base year.

* CONFIDENTIAL
TREATMENT
REQUESTED

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1.  REFERENCES TO THE DEPARTMENT OF HEALTH AND HUMAN SERVICES PROJECTS

All references to the Secretary, Department of Health, Education and Welfare, HEW, HEWPR, HEW forms, etc., shall be changed to Secretary, Department of Health and Human Services, HHS, HHSAR, etc., as appropriate.

ARTICLE H.2.  SAFETY AND BIOSAFETY STANDARDS

All work performed under this contract shall be conducted in accordance with the Publication entitled, “Biosafety in Microbiological and Biomedical Laboratories” (HHS Publication No. (CDC) 93-8395).

ARTICLE H.3.  HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract.

ARTICLE H.4.  HUMAN MATERIALS

It is understood that the acquisition and supply of all human specimen material (including fetal material) used under this contract will be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States and that no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.5.  CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH*

Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research.  Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).  The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

Public Law and Section No.	Fiscal Year	Period Covered
P.L. 107-116, Section 510	2002	(10/1/01 - 9/30/02)

* In full force and affect in accordance with the Government Continuing Resolution.

ARTICLE H.6.  NEEDLE EXCHANGE*

Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

Public Law and Section No.	Fiscal Year	Period Covered
P.L. 107-116, Section 505	2002	(10/1/01 - 9/30/02)

ARTICLE H.7.  ANIMAL WELFARE ASSURANCE

The Contractor shall obtain, prior to the start of any work utilizing laboratory animals under this contract, an approved Animal Welfare Assurance from the Office of Extramural Research (OER), Office of Laboratory Animal Welfare (OLAW), Office of the Director, NIH, as required by Section I-43-30 of the Public Health Service Policy on Humane Care and Use of Laboratory Animals.  The Contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the use of animals shall also obtain and maintain an approved Animal Welfare Assurance.

ARTICLE H.8.  RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

Under governing policy, Federal funds administered by the Public Health Service (PHS) shall not be expended for research involving live vertebrate animals without prior approval by the Office of Laboratory Animal Welfare (OLAW), of an assurance to comply with the PHS policy on humane care and use of laboratory animals.  This restriction applies to all performance sites (e.g. collaborating institutions, subcontractors, subgrantees) without OLAW-approved assurances, whether domestic or foreign.

ARTICLE H.9.  PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgement substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, under Contract No. N01-CO-12400.

ARTICLE H.10.  PRESS RELEASES

Pursuant to Public Law(s) cited in paragraph B., below, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or

* In full force and affect in accordance with the Government Continuing Resolution.

program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources in accordance to Public Law 107-116, Section 507.

ARTICLE H.11.  REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline.  The toll free number is 1-800-HHS-TIPS (1-800-447-8477).  All telephone calls will be handled confidentially.  The email address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, DC  20026

Information regarding procedural matters is contained in the NIH Manual Chapter 1754, which is available on (http://www1.od.nih.gov/oma/oma.htm)

ARTICLE H.12.  EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment) all microcomputers, including personal computers, monitors, and printers that are deliverables under the procurement or are purchased by the contractor using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels.  The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models.  If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment.  In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

ARTICLE H.13.  cGMP COMPLIANCE REQUIREMENTS

The contractor shall be responsible for assuring compliance with both product and establishment standards consistent with the phase of clinical development. The product and establishment standards and cGMPs include, but are not limited to, the following:

1.               Safety and effectiveness (identity, purity, strength, quality, potency, safety, efficacy, release and in-process specifications)

2.               Adverse event, error and accident, and product complaint reporting systems

3.               Development of the production process

4.               Annual report submission as required by 21 CFR 312.33

5.               Quality assurance oversight and change control for master and batch production records

6.               Quality control methodology as it relates to the production process

7.               Submission of protocols and samples for lot release where applicable

8.               Content of the license application

9.               Labeling

10.         Contracts with the establishment(s) at which manufacturing and testing is being performed

11.         Maintenance and proper functioning of all equipment and systems, as well as the facility itself

12.         Environmental and other required monitoring

13.         Report applicable CMC changes to the IND, as required in 21 CFR 312.31

14.         Training of personnel

ARTICLE H.14. BUY AMERICAN ACT – BALANCE OF PAYMENTS PROGRAM CERTIFICATE

(a)                                  The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product as defined in the clause of this solicitation entitled, “Buy American Act – Balance of Payments Program – Supplies” and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States.  The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

(b)                                 Foreign End Products:

Line Item No.:      N/A

Country of Origin:   N/A

H.15.   RESEARCH INVOLVING RECOMBINANT DNA MOLECULES

In the performance of any research and/or development under this contract involving recombinant DNA molecules, the Contractor agrees to abide by all NIH Guidelines relating to such activities, that are now current, or as may be updated from time-to-time.  The Contracting Officer, upon request, will provide a copy of these Guidelines to the Contractor.

PART II

SECTION I – CONTRACT CLAUSES

ARTICLE I.1.   FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at http://www.arnet.gov/far/.

A.                                   FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

FAR Clause No.	Title	Date
52.202-1	Definitions	Dec 2001
52.203-3	Gratuities (Over $100,000)	Apr 1984
52.203-5	Covenant Against Contingent Fees (Over $100,000)	Apr 1984
52.203-6	Restrictions on Subcontractor Sales to the Government (Over $100,000)	Jul 1995
52.203-7	Anti-Kickback Procedures (Over $100,000)	Jul 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)	Jan 1997
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)	Jan 1997
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)	Jun 1997
52.204-4	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)	Aug 2000
52.209-6	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)	Jul 1995
52.211-05	Material Requirements	Aug 2000
52.215-2	Audit and Records – Negotiation (Over $100,000)	Jun 1999
52.215-8	Order of Precedence – Uniform Contract Format	Oct 1997
52.215-14	Integrity of Unit Prices (Over $100,000)	Oct 1997
52.215-19	Notification of Ownership Changes	Oct 1997
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications	Oct 1997
52.216-22	Indefinite Quantity	Oct 1995
52.219-8	Utilization of Small Business Concerns (Over $100,000)	Oct 2000
52.219-9	Small Business Subcontracting Plan (Over $500,000)	Jan 2002
52.219-16	Liquidated Damages – Subcontracting Plan (Over $500,000)	Jan 1999
52.222-19	Child Labor-Cooperation with Authorities and Remedies	Dec 2001
52.222-20	Walsh-Healey Public Contracts Act	Dec 1996
52.222-26	Equal Opportunity	Apr 2002
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	Dec 2001
52.222-36	Affirmative Action for Workers with Disabilities	Jun 1998
52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	Dec 2001

FAR Clause No.	Title	Date
52.223-6	Drug-Free Workplace	May 2001
52.223-14	Toxic Chemical Release Reporting	Oct 2000
52.225-1	Buy American Act – Supplies	May 2002
52.225-13	Restrictions on Certain Foreign Purchases	Jul 2000
52.227-1	Authorization and Consent	Jul 1995
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)	Aug 1996
52.227-3	Patent Indemnity	Apr 1984
52.229-3	Federal, State and Local Taxes (Over $100,000)	Jan 1991
52.229-5	Taxes – Contracts Performed in U.S. Possessions or Puerto Rico	Apr 1984
52.232-1	Payments	Apr 1984
52.232-8	Discounts for Prompt Payment	Feb 2002
52.232-9	Limitation on Withholding of Payments	Apr 1984
52.232-11	Extras	Apr 1984
52.232-17	Interest (Over $100,000)	Jun 1996
52.232-23	Assignment of Claims	Jan 1986
52.232-25	Prompt Payment	Feb 2002
52.232-34	Payment by Electronic Funds Transfer-Other Than Central Contractor Registration	May 1999
52.233-1	Disputes	Dec 1998
52.233-3	Protest After Award	Aug 1996
52.242-13	Bankruptcy (Over $100,000)	Jul 1995
52.243-1	Changes – Fixed-Price	Aug 1987
52.244-2	Subcontracts *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.	Aug 1998
52.245-2	Government Property (Fixed-Price Contracts)	Dec 1989
52.245-9	Use and Charges	Apr 1984
52.249-2	Termination for the Convenience of the Government (Fixed-Price)	Sep 1996
52.249-8	Default (Fixed-Price Supply and Service)(Over $100,000)	Apr 1984
52.253-1	Computer Generated Forms	Jan 1991

B.                                     DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR Clause No.	Clause Title	Date
352.202-1	Definitions	Jan-2001
352.223-70	Safety and Health	Jan-2001
352.232-9	Withholding of Contract Payments	Apr-1984
352.270-4	Pricing of Adjustments	Jan 2001
352.270-6	Publications and Publicity	Jul-1991
352.270-7	Paperwork Reduction	Jan-2001

C.                                     SAIC-Frederick, Inc. Terms & Conditions

1.                   GOVERNMENT RELATIONSHIP

This Order is made by SAIC-Frederick, Inc., a Subsidiary of Science Applications International Corporation under its contract with the National Cancer Institute at Frederick (NCI-Frederick).  The provisions and clauses contained herein are influenced by and reflect the relationship of the parties in that contract, which was awarded and is administered under the provision of the Federal Acquisition Regulation (FAR).  There is no privity of contract between the Seller and the Government.

2.              GENERAL RELATIONSHIP

The Seller is not an employee of SAIC-Frederick, Inc. for any purpose whatsoever.  Seller agrees that in all matters relating to this Order it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Order.  Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or Buyer’s customers and shall have no authority to represent Buyer as an agent.

3.              DEFINITIONS

Buyer – SAIC-Frederick, Inc.

Seller – The party (contractor) receiving the award from SAIC-Frederick, Inc.

Contracting Officer – The SAIC-Frederick, Inc. person with the authority to enter into and administer Orders.  The term includes authorized representatives of the Contracting Officer acting within their delegated authority.

Order – The contractual agreement between SAIC-Frederick, Inc. and the Seller.

Special Definitions – See paragraph 4 for the special definitions that apply in the use of the solicitation and award clauses of this Order.

4.              SOLICITATION AND AWARD CLAUSES – SPECIAL DEFINITIONS

FAR clauses included in this Order, including any solicitation document, shall be interpreted as follows:

Unless a purposeful distinction is made clear and the context of the clause requires retention of the original definition, the term “Contractor” shall mean Seller, the term “Contract” shall mean this Order, the term “Subcontractor” shall mean subcontractors of Seller at any tier, and the terms “Government”, “Contracting Officer” and equivalent phrases shall mean SAIC-Frederick, Inc. and SAIC-Frederick’s Contracting Officer, respectively.  It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a contractor to SAIC-Frederick, Inc. to insure Seller’s obligations to SAIC-Frederick, Inc. and to the United States Government, and to enable SAIC-Frederick, Inc. to meet its obligations under its Prime Contract.

Full text of the referenced clauses may be found in the FAR (Code of Federal Regulation [CFR] Title 48), obtainable from the Superintendent of Documents, Government Printing Office (GPO), Washington, DC  20402 or online at http://www.arnet.gov/far/.  Copies of the clauses will be furnished by the Contracting Officer upon request.

5.              ENTIRE AGREEMENT

This Order, including all attachments and/or documents incorporated by reference by Buyer, shall constitute the entire agreement between Buyer and Seller.  No other document (including Seller’s proposal, quotation or acknowledgement forms, etc.) shall be a part of this order, even if referred to, unless specifically agreed to in writing by Buyer. No right that Buyer has regarding this Order may be waived or modified except in writing by Buyer.

6.                   ACCEPTANCE AND MODIFICATION OF TERMS

Acceptance of this Order by Seller may be made by signing the acknowledgement copy hereof or by partial performance hereunder, and any such acceptance shall constitute an unqualified agreement to all terms and conditions set forth herein unless otherwise modified in writing by the parties.  Any additions, deletions or differences in the terms proposed by Seller are objected to and hereby rejected, unless Buyer agrees otherwise in writing.  No additional or different terms and conditions proposed by the Seller in accepting this Order shall be binding upon Buyer unless accepted in writing by Buyer and no other addition, alteration or modification to, and no waiver of any of the provisions herein contained shall be valid unless made in writing and executed by Buyer and Seller.  Seller shall perform in accordance with the Description/Quantity schedule set forth in this Order and all attachments thereto.

7.                   LEGAL CONSTRUCTION AND INTERPRETATIONS

This Order shall be governed by and interpreted in accordance with the principles of Federal Contract Law, and to the extent that Federal Contract Law is not dispositive, and the state law becomes applicable, the law of the State of Maryland shall apply.

8.                   COMPLIANCE WITH LAWS AND REGULATIONS

Seller shall submit all certifications required by Buyer under this Order and shall at all times, at its own expense, comply with all applicable Federal, State and local laws, ordinances, administrative orders, rules or regulations.

9.                   GIFTS

Seller shall not make or offer a gratuity or gift of any kind to Buyer’s employees or their families. Seller should note that the providing of gifts or attempting to provide gifts under government subcontracts might be a violation of the Anti-Kickback Act of 1986 (4 U.S.C. 51-58).

10.            MARYLAND SALES AND USE TAX

The State of Maryland has issued Direct Payment Permit #3 to SAIC-Frederick, Inc. for all vendor purchases for the NCI-Frederick effective August 29, 1996.  A copy of this certificate is available to vendors upon request.  SAIC-Frederick, Inc. is authorized to make direct payment of sales and use tax to the State of Maryland and vendors are not to add sales tax to invoices, nor are they responsible for collection of such taxes for purchases by SAIC-Frederick.

11.            BUYER FURNISHED DATA AND MATERIALS

All data and materials furnished by Buyer to Seller under this Order including drawings, specifications and written information and Buyer-owned parts and/or Buyer-owned tools and equipment shall be used solely for the work to be performed under this Order. Seller shall repair and maintain all tools at its own expense unless agreed to otherwise. Seller agrees to promptly return all such data and materials upon completion of the work or termination of this Order. Seller agrees to return all materials in the same condition as delivered to Seller, reasonable wear and tear excepted.

12.            NOTICE OF DELAY

Seller agrees to immediately notify Buyer in writing of any actual or potential delay in Sellers performance under this Order. Such notice shall, at a minimum, describe the cause, effect, duration and corrective action proposed by Seller to address the problem. Seller shall give prompt written notice to the Buyer of all changes to such conditions.

13.            CHANGES AND SUSPENSION

Buyer may, by written notice to Seller at any time, make changes within the general scope of this Order in any one or more of the following:  (a) drawings, designs or specifications; (b) quantity; (c) time or place of delivery; (d) method of shipment or packing; and (e) the quantity of Buyer furnished property.  Buyer may, for any reason, direct Seller to suspend, in whole or in part, delivery of goods or performance of services hereunder for such period of time as may be determined by Buyer in its sole discretion.  If any such change or suspension causes a material increase or decrease in the cost of, or the time required for the performance of any part of the work under this Order, an equitable adjustment shall be made in the Order price or delivery schedule, or both, provided Seller shall have notified Buyer in writing of any claim for such adjustment within twenty (20) days from the date of notification of the change or suspension from Buyer.  No such adjustment or any other modification of the terms of this Order will be allowed unless authorized by Buyer by means of a written modification to the Order.  Seller shall proceed with the work as changed without interruption and without awaiting settlement of any such claim.

14.            ADVERTISING

Seller agrees that prior to the issuance of any publicity or publication of any advertising that in either case makes reference to this Order, or to Buyer, Seller will obtain the written permission of Buyer with respect thereto.

Notwithstanding the foregoing, Seller may disclose the existence of this Order and material information related to the Order as required to fulfill its regulatory obligations (i.e., Securities and Exchange Commission (SEC) reportings and in its annual report.)

15.            CONFIDENTIAL INFORMATION

Seller shall not at any time, even after the expiration or termination of this Order, use or disclose to any person for any purpose other than to perform this Order, any information it receives, directly or indirectly from Buyer in connection with this Order, except information that is or becomes publicly available, or is rightfully received by Seller from a third party without restriction. Upon request by Buyer, Seller shall return to Buyer all documentation and other material containing such information.

Seller shall not disclose to Buyer any information that it deems to be confidential or proprietary, and it is understood that no information received by Buyer, including manuals, drawings and documents, will be of a confidential nature or restrict in any manner the use or disclosure of such information by Buyer. Seller agrees that any legend or other notice on or pertaining to any information or materials supplied by it that is inconsistent with the preceding sentence shall create no obligation on the part of Buyer.

16.            INDEMNIFICATION

Seller shall indemnify, defend and hold Buyer, including its officers, agents, and employees, harmless from and against any, liability, including attorney’s fees, arising out of or in connection with Seller’s failure to comply with the specifications provided by the Buyer under this agreement, provided however that Seller may assume the legal defense of any legal proceedings by a third person against SAIC-Frederick, Inc., paying all attorney’s fees, costs, and expenses, and satisfying any judgment rendered.

17.            NON-WAIVER OR RIGHTS

The failure of Buyer to insist upon strict performance of any of the terms and conditions in this Order or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of same or to rely on any such terms or conditions at any time thereafter.  Any rights and remedies specified under this Order shall be cumulative, non-exclusive and in addition to any other rights and remedies available at law or equity.  The invalidity in whole or in part of any term or condition of this Order shall not affect the validity of other parts thereof.

18.            EXPORT OF CONTROLLED TECHNOLOGY

Seller shall not, nor shall Seller authorize or permit its employees, agents or lower tiers to disclose, export or re-export any Buyer information, or any process, product or service that is produced under this Order, without prior notification to Buyer and complying with all applicable Federal, State and local laws, regulations and ordinances, including the regulations of the U.S. Department of Commerce and/or the U.S. Department of State.  In addition, Seller agrees to immediately notify Buyer if Seller is listed in the Table of Denial Orders published by the Department of Commerce, or it Seller’s export privileges are otherwise denied, suspended or revoked in whole or in part.

Under its contract with NCI-Frederick, Buyer conducts research activities that include export-controlled technology that cannot be readily segregated.  Buyer may require Seller (including any lower tiers) to place restrictions on their work force performing onsite at

SAIC-Frederick, Inc., to protected individuals as established under the guidelines of the Commerce Department Export Administration Regulations (EAR) and the State Department International Traffic in Air Regulation (ITAR).

Contractors (including any lower tiers) will be required to disclose the status of personnel proposed to perform work onsite prior to award.

19.            ASSIGNMENT

Neither this Order nor any interest herein may be assigned, in whole or in part, without the prior written consent of Buyer except that the Seller shall have the right to assign this Order to any successor of such party by way of merger or consolidation or the acquisition of substantially all of the business and assets of the Seller relating to the subject matter of this Order.  This right shall be retained provided that such successor shall expressly assume all of the obligations and liabilities of the Seller under this Order, and that the Seller shall remain liable and responsible to Buyer for the performance and observance of all such obligations.

Notwithstanding the foregoing, any amounts due the Seller may be assigned in accordance with the provisions of the clause 52.232-

20.            Assignment of Claims.

In the event the prime contract of SAIC-Frederick, Inc. with the Government is succeeded by a successor contractor selected by the Government, this Order may be assigned to the successor contractor.

21.            DISPUTES

Buyer and Seller agree to first enter into negotiations to resolve any controversy, claim or dispute (“dispute”) arising under or relating to this Order.  The parties agree to negotiate in good faith to reach a mutually agreeable resolution of such dispute within a reasonable period of time.  If good faith negotiations are unsuccessful, Buyer and Seller agree to resolve the dispute by binding and final arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The arbitration shall take place in the County of Frederick, State of Maryland.  The arbitrator(s) shall be bound to follow the provisions of this Order in resolving the dispute, and may not award punitive damages.  The decision of the arbitrator(s) shall be final and binding on the parties, and any award of the arbitrator(s) may be entered or enforced in any court of competent jurisdiction.

Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Subcontract, Seller shall proceed diligently with the performance of this Subcontract.

22.            NOTIFICATION DEBARMENT/SUSUPENSION

By acceptance of this Order either in writing or by performance, Seller certifies that as of the date of award of this Order neither the Seller, lower tiers, nor any of its principals, is debarred, suspended, or proposed for debarment by the Federal Government. Further, Seller shall provide immediate written notice to the Buyer in the event that during performance of this Order the Seller or any of its principals is debarred, suspended, or proposed for debarment by the Federal Government.

23.            QUALITY ASSURANCE

The Buyer, and/or personnel authorized by Buyer, shall have the right, at all reasonable times, to visit Seller’s facilities or such parts thereof as may be engaged in work relating to this Order in order to verify that Seller’s performance is in accordance with all requirements of this Order. In addition, the Buyer, and/or personnel authorized by Buyer, shall have the right, at all reasonable times, to visit the facilities of the Seller’s lower tiers or such parts thereof as may be engaged in work relating to this Order. The Seller shall include a like provision in all related lower-tier subcontracts. Nothing herein shall give the Buyer the right to issue direct orders or instructions to Seller’s lower tiers. Seller shall be furnished prior notice of any planned visit.

24.            ORDER OF PRECEDENCE

In the event of an inconsistency or conflict between these SAIC Terms and Conditions and the Order issued, the inconsistency or conflict shall be resolved by giving precedence in the following order:

1) The Order and any provisions.

2) SAIC-Frederick, Inc. Standard Terms and Conditions and Exhibits thereto.

3) Specifications and/or drawings.

4) Other documents or exhibits when attached.

25.                               TERMINATION

Buyer may terminate this Order (in whole or in part) for convenience or for cause pursuant to the Federal Acquisition Regulation Part 49, “Terminations of Contracts” and/or the provisions of the individual Order.

ARTICLE I.2.                         DATA RIGHTS

For the purposes of this clause, the following data are considered “limited rights data.”

1.                                       Contractor’s proprietary manufacturing process

2.                                       Batch Records

3.                                       Standard Operating Procedures (SOP) and protocols

4.                                       Analytical methods

5.                                       Equipment specifications and qualification

6.                                       Material specifications

7.                                       Documents prepared in support of the manufacture, test, and release of materials

8.                                       Master Files (DMF, BMF) and communication file with the Federal Drug Administration related to the Master Files

9.                                       Data generated via rental of Government equipment

In lieu of providing copies of the proprietary manufacturing process and batch records to the Government, the Contractor shall allow the Government to cross-reference the Biologics Master File (BMF) and review the batch records at the Contractor’s facility.

FAR 52.227-14 Rights in Data-General.

As prescribed in 27.409(a), insert the following clause with any appropriate alternates:

Rights in Data-General (June 1987)

(a) Definitions. “Computer software,” as used in this clause, means computer programs, computer data bases, and documentation thereof.

“Data,” as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

“Form, fit, and function data,” as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

“Limited rights,” as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of paragraph (g)(2) if included in this clause.

“Limited rights data,” as used in this clause, means data (other than computer software) that embody trade secrets or are commercial or financial and confidential or privileged, to the extent that such data pertain to items, components, or processes developed at private expense, including minor modifications thereof.

“Restricted computer software,” as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of such computer software.

“Restricted rights,” as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of paragraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

“Technical data,” as used in this clause, means data (other than computer software) which are of a scientific or technical nature.

“Unlimited rights,” as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

(b) Allocation of rights.

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in-

(i) Data first produced in the performance of this contract;

(ii) Form, fit, and function data delivered under this contract;

(iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and

(iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

(2) The Contractor shall have the right to-

(i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) of this clause;

(ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause;

(iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

(iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in paragraph (c)(1) of this clause.

(c) Copyright-

(1) Data first produced in the performance of this contract. Unless provided otherwise in paragraph (d) of this clause, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

(2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Contractor identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in paragraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in paragraph (g)(3) of this clause if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

(3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, publication and use of data.

(1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

(2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(e) Unauthorized marking of data.

(1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in paragraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer shall make written inquiry to the Contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer’s decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer’s determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in paragraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard agency subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

(4) Except to the extent the Government’s action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f) Omitted or incorrect markings.

(1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Contractor’s expense, and the Contracting Officer may agree to do so if the Contractor-

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(2) The Contracting Officer may also (i) permit correction at the Contractor’s expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g) Protection of limited rights data and restricted computer software.

(1) When data other than that listed in subdivisions (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government are to be treated as limited rights data and not restricted computer software.

(2) [Reserved]

(3) [Reserved]

(h) Subcontracting. The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor’s obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i) Relationship to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(End of clause)

PART III

SECTION J – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

ARTICLE J.1.  ATTACHMENTS

Attachment A - Certificate of Conformance Template

Attachment B – Sample Reservation Order

Attachment C – Sample Delivery Order

Attachment D – Utilization Forecast - 500-L scale

Attachment E – Utilization Forecast - 100-L scale

Attachment F – Materials Ordering Form

PART IV—REPRESENTATIONS AND INSTRUCTIONS

SECTION K—REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The following document(s) are incorporated by reference in this contract:

Representations and Certifications, dated March 26, 2003.

Attachement A

Certificate of Conformance Template

Certificate of Conformance

Final Lot Number

Part Number

Description

Date of Manufacture

Unit Quantity (number of vials filled and fill volume)

•                  Batch Records have been reviewed per SOP and all issues/observations have been resolved

•                  All deviations have been identified and resolved per SOP and approved by QA

•                  OOS and Process related investigations are closed per SOP and approved by QA

•                  EM and WFI test data is within specified limits.  All excursions have been identified and assessed for potential product impact

•                  All materials used in the manufacture of this lot have been QA released and used within established expiry period

•                  All equipment used in the manufacture of this lot were used within the specified calibration cycle

•                  Certificate of analysis is attached (CofA lists all tests, method, specification and result)

Material has been manufactured under cGMP and is acceptable

Auditor: compiled by / date

QA Manager: approval / date

Attachment B

Sample Reservation Order

RESERVATION ORDER – SUBCONTRACT No. 23XS003

CONTRACT NO. 23XS003	RESERVATION ORDER NO. 001	DATE OF ORDER TBD	REQUISITION PURCH. REQUEST NO. TBD

ISSUED BY:

SAIC Frederick

NCI-FREDERICK

P.O. BOX B

FREDERICK, MARYLAND 21702-1201

SUBCONTRACTOR NAME AND ADDRESS:

Vical, Inc.

10390 Pacific Center Court

San Diego, CA 92121

PAYMENT TERMS

Payment shall be made to the Contractor pursuant to Subcontract #23XS003, Articles C.2. Deliverables and G.2. Invoice Submission.

ACCOUNTING AND APPROPRIATION DATA Cost Center No.20048075311	RESERVATION FEE
[...***...]

DELIVERY ORDER TERMS AND CONDITIONS

In accordance with Articles G.4. and G.5. of Subcontract#23XS003, this Reservation Order shall reserve manufacturing time requiring the use of the 500-L manufacturing train.  A Delivery Order will be issued, six months prior to the commencement of work, delineating a contract for cGMP production of DNA plasmids.  The terms and conditions of Subcontract #23XS003 shall be made part of this Reservation Order in full force and effect.

This Reservation Order reserves the 500-Liter manufacturing training for [...***...] weeks, from date to date.  During this time, the Contractor shall manufacture DNA plasmids (to be specified in the resulting Delivery Order) in accordance with Government specifications.  Pursuant to the conditions of the contract, a Delivery Order for manufacture during this period will be issued six months prior to the commencement of work.

In the event that the Government does not issue a Delivery Order for the time reserved by this Reservation Order, the Contractor may invoice and the Government will pay the Reservation Fee of [...***...].  If a Delivery Order is issued for the time reserved by this order, the reservation fee shall be waived.

THE CONTRACTOR HEREBY ACCEPTS THE OFFER REPRESENTED BY THE NUMBERED DELIVERY ORDER AS IT IS NOW/MODIFIED, SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH, AND AGREES TO PERFORM THE SAME.

Vical, Inc.		SAIC-Frederick, Inc.
Vijay Samant		Dennis J. Dougherty, Manager, Research Contracts

Signature	DATE:	Signature	DATE:

* CONFIDENTIAL
TREATMENT
REQUESTED

Attachment C

Sample Delivery Order

DELIVERY ORDER – SUBCONTRACT No. 23XS003

CONTRACT/DELIVERY ORDER NO. 23XS003	DELIVERY ORDER NO. 001	DATE OF ORDER TBD	REQUISITION PURCH. REQUEST NO. TBD

ISSUED BY:

SAIC Frederick

NCI-FREDERICK

P.O. BOX B

FREDERICK, MARYLAND 21702-1201

SUBCONTRACTOR NAME AND ADDRESS:

Vical, Inc.

10390 Pacific Center Court

San Diego, CA 92121

PAYMENT TERMS

Payment shall be made to the Contractor pursuant to Subcontract #23XS003, Articles C.2. Deliverables and G.2. Invoice Submission.

ACCOUNTING AND APPROPRIATION DATA Cost Center No. 20048075311	AMOUNT $TBD

DELIVERY ORDER TERMS AND CONDITIONS

Pursuant to Subcontract#23XS003A, Section C, “Specifications/Work Statement”, this delivery order shall delineate a contract for cGMP production of DNA plasmids.  The terms and conditions of Subcontract #23XS003A shall be made part of this delivery order in full force and effect.

1.                                       DESCRIPTION OF WORK:

The Contractor shall provide […***…] weeks of manufacturing, in accordance with Section C of the contract, using the 500-Liter manufacturing train.

2.                                       DATES OF MANUFACTURE:

The dates of manufacture are date to date.

3.                                       DELIVERABLES:

a)                                      The Contractor shall deliver all DNA plasmid material manufactured under this Delivery Order.  The minimum amount of material the Contractor is responsible for delivering is specified in Article C.3. of the contract.

b)                                     Documents/information specified in Articles C.1.C.4. and C.2.

4.                                       ACCEPTANCE CRITERIA:

a)                                      The manufacture and documentation must be in accordance with cGMP requirements.

b)                                     The DNA plasmids must meet Government specifications (attached).

c)                                      The material must meet the acceptance criteria detailed on the Materials Ordering Form which shall be sent to Contractor as specified under Article G.5.4.

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

5.                                       GOVERNMENT FURNISHED MATERIAL:

The Government shall provide:

a)                                      Plasmid(s)

b)                                     Sequencing information, if available.

In the event items are not furnished by the date specified, the Delivery Order will be modified, as necessary, to accommodate the delay.

6.                                       PRICE:  The total price for the materials/services is […***…] in accordance with base year pricing outlined in Article B.2. of the contract, as follows::

Manufacturing:  […***…] per week […***…] weeks = […***…]

Document preparation and shipping:  […***…] per shipment […***…] shipments = […***…]

Stability testing: […***…] per stability test […***…] = […***…]

THE CONTRACTOR HEREBY ACCEPTS THE OFFER REPRESENTED BY THE NUMBERED DELIVERY ORDER AS IT IS NOW/MODIFIED, SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH, AND AGREES TO PERFORM THE SAME.

Vical, Inc.		SAIC-Frederick, Inc.
Vijay Samant		Dennis J. Dougherty, Manager, Research Contracts

Signature	DATE:	Signature	DATE:

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

2

CONFIDENTIAL

Attachment D

Utilization Forecast- 500 L Scale- Any order placed must be shown through completion.

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

CONFIDENTIAL

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

CONFIDENTIAL

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

CONFIDENTIAL

Attachment E

Utilization Forecast- 100 L Scale- Any order placed must be shown through completion.

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

CONFIDENTIAL

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

CONFIDENTIAL

[...***...]

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

Attachment F

Materials Ordering Form

Client:

Contact:

Product name:

Contract: (VICAL USE)

Date:

Order #: (VICAL USE)

1.                                      MATERIAL REQUIREMENTS:

DNA requested for:	☐ Clinical study
☐ Pre-clinical studies
(check all that apply):
☐ Safety study
☐ PK
☐ Biodistribution
☐ Material for use TBD

☐ Single plasmid ☐ Cocktail

Plasmid designation(s):
Configuration:
	Vector Name	Concentration (mg/ml)	Vehicle

Product Configuration:	☐ Bulk	☐ Filled

Plasmid provided to Vical:	☐ DNA	☐ MCB	☐ None provided

CONFIDENTIAL

2.                                      EXPERIMENTAL PROTOCOL:

Experimental Protocol Attached:	☐ Yes	☐ No

3.              SAFETY STUDY DESIGN/ FILL SCOPE:

Date material required:

Experimental design:	Number of Groups:
Number of Animals:
Vial dose/volume (μg/mL pDNA):
Number injections/subject:

Container:	☐ Vials	☐ Tubes

	Size- ml.	Size- ml.

Shipping Information:	Contact-	Address-

Packaging configuration: containers per box	Ph #

☐ Single shipment	Fax #

# of containers-

☐ Split shipment

(1st set) # of containers-

(2nd set) # of containers-

CONFIDENTIAL

4.              CLINICAL STUDY DESIGN/ FILL SCOPE:

Date material required:

Clinical design:
(Needed if no protocol attached or to clarify the protocol)
		Cohort 1	Cohort 2	Cohort 3
Number of subjects
Product concentration (ug/mL pDNA)
Vial fill volume (uL)
Total no. of vials
Number injections/subject

Clinical Protocol Attached:	☐ Yes	☐ No
If no, please supply title of protocol-

Container:	☐ Vials	Please specify if needed-
Size-

Shipping Information:	Contact-	Address-
Packaging configuration: vials/ box

☐ Single shipment	Ph #
# of vials-
☐ Split shipment	Fax #
(1st set) # of vials-
(2nd set) # of vials-

5.              PLASMID DNA TEST REQUIREMENTS AND RESULTS:

Check as Required	Test	Standard Specification		Other Specification
☐	Appearance	☐ Clear, colorless solution Other:
☐	DNA concentration	± mg/mL
☐	Circular plasmid DNA	☐ > […***…] of visualized DNA Other:
☐	Total Size (Please attach plasmid map)	Number of base pairs:
☐	Restriction sites	Enzyme(s):	Size(s) (bp’s):
☐		Enzyme(s):	Size(s) (bp’s):
☐		Enzyme(s):	Size(s) (bp’s):
☐		Enzyme(s):	Size(s) (bp’s):
☐		Enzyme(s):	Size(s) (bp’s):
☐		Enzyme(s):	Size(s) (bp’s):
☐	% Supercoiled pDNA	%
☐	Endotoxin	☐ < […***…] EU/vial Value:
☐	E. coli DNA	☐ ≤[…***…]ug/ug Value:

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

☐	RNA	☐ None by ethidium bromide Other:
☐	Expression testing	To be determined by customer unless otherwise states Result:
☐	Residual amino acid analysis	☐ ≤ […***…] ug/μg of pDNA Other:
☐	Residual ethanol	☐ ≤ […***…]ppm Other:
☐	Sterility; Bulk	☐ No Growth through 14 days Other:
☐	Sterility; Filled vials	☐ No Growth through 14 days Other:
☐	pH	Specific for vehicle. Value:
☐	Stability testing If checked, please specify: 1. Duration of testing	Performed at every 3 months for the first yeatr, then at 6 month intervals. Last test one timepoint after last clinical use.

☐ Certificate of Analysis	Send to:

Assay Development Required?	☐ Yes	☐ No

Other information:

CONFIDENTIAL

* CONFIDENTIAL
TREATMENT
REQUESTED

VICAL USE ONLY BELOW:
Date Order Received by Vical:
Estimated Fill Date:

Kevin Bracken-Vice President, Manufacturing	Date

Vical Incorporated

Name of authorized signature-	Date

Vaccine Research Center

CONFIDENTIAL

Materials Ordering Form

[…***…]

* CONFIDENTIAL
TREATMENT
REQUESTED

[…***…]

* CONFIDENTIAL
TREATMENT
REQUESTED

[…***…]

* CONFIDENTIAL
TREATMENT
REQUESTED

BUILDING
EQUIPMENT INVENTORY LIST			FIELD OFFICE	DATE	PREPARED BY
PM GUIDE NUMBER	EQUIPMENT NUMBER	LOCATION	DESCRIPTION AND REMARKS

GENERAL SERVICES ADMINISTRATION	GSA form 1736 (REV. 6-80)